Exhibit 10.9
                         MAC CAUGHERN TRADE DEVELOPMENT


     19401 WUNDER TRAIL                      TRABUCO CANYON CALIFORNIA 92679


      TEL. 949 635-0647                            FAX 949 635-0667





Image Technology Laboratories, Inc.
Carlton T. Phelps
167 Schwenk Drive
Kingston, NY 12401

                                                          January 16, 2002

Tad:

We are excited about the potential of Image Technology Laboratories, Inc. Several months ago we had the opportunity to visit ITL's beta site and realized the potential for the ITL PACS.

         As you may remember, we offer investor relations/public relations programs for small cap firms like ITL. After six months, we would like the opportunity to renew our contract. Our goal is to build a national and international retail market awareness program for ITL's common stock. Additionally, we are aware of the warrants that ITL would like to have exercised in the coming months. The retail marketing program will assist in accomplishing this goal. Our retail division anticipates volume from the sale of common stock to be sufficient to offer liquidity to the current shareholders in order to exercise their warrants. We are prepared to generate enough retail interest to handle the volume from this sale of common stock. This program is not internet based. It is much more fundamental and "old school." This program emphasizes a long-term commitment on the part of all participants. Our strategy IS focused on providing ITL strength in the capital markets to fulfill its business plan.

We will seek bridge funding from our associates and attempt to raise capital as needed for ITL. We will expect a 10% fee to be paid upon the closing of the aforementioned. We would like the right of first refusal to participate in future financings to assist in rolling our the national sales campaign for the ITL PACS System.

We request the following as compensation for our services.

         350,000 shares of freely tradable shares delivered upon completion of registration statement.
         100,000 restricted shares dated when the registration statement is complete.
         100,000 2-year warrants with a $3.00 exercise price dated on completion of registration statement.



We look forward to working with ITL.


Sincerely,



/S/ SCOTT MAC CAUGHERN               1/16/02      /S/ DAVID RYON                      1/16/02
------------------------------     ----------     -----------------------------     --------------
Scott Mac Caughern                     Date          David Ryon                            Date
President                                            President & CEO
Mac Caughern Trade Development                       Image Technologies Laboratories, Inc.
19401 Wunder Trail                                   167 Schwenk Drive
Trabuco Canyon, CA                                   Kingston, NY
92679                                                12401